Exhibit 99.1

United States Commodity Index Funds Trust

United States Commodity Index Fund

Monthly Account Statement

For the Month Ended December 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$369,666
Unrealized Gain (Loss) on Market Value of Commodity Futures	(4,823,228)
Dividend Income	615,840
Interest Income	259,725
Total Income (Loss)	$(3,577,997)

Expenses
Management Fees	$192,002
Professional Fees	30,593
Brokerage Commissions	15,743
Directors' Fees and insurance	11,365
Total Expenses	$249,703
Net Income (Loss)	$(3,827,700)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/25	$282,773,443
Net Income (Loss)	(3,827,700)

Net Asset Value End of Month	$278,945,743
Net Asset Value Per Share (3,600,000 Shares)	$77.48

To the Shareholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States Commodity Index Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

United States Commodity Index Funds Trust

United States Copper Index Fund

Monthly Account Statement

For the Month Ended December 31, 2025

Statement of Income (Loss)
Income
Unrealized Gain (Loss) on Market Value of Commodity Futures	$28,810,463
Dividend Income	845,454
Interest Income	348,902
ETF Transaction Fees	4,550
Total Income (Loss)	$30,009,369

Expenses
Management Fees	$210,143
Professional Fees	45,275
Brokerage Commissions	1,981
Directors' Fees and insurance	11,283
Total Expenses	$268,682
Net Income (Loss)	$29,740,687

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/25	$326,886,786
Additions (2,950,000 Shares)	99,784,242
Net Income (Loss)	29,740,687

Net Asset Value End of Month	$456,411,715
Net Asset Value Per Share (13,100,000 Shares)	$34.84

To the Shareholders of United States Copper Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States Copper Index Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

United States Commodity Index Funds Trust

Monthly Account Statement

For the Month Ended December 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$369,666
Unrealized Gain (Loss) on Market Value of Commodity Futures	23,987,235
Dividend Income	1,461,294
Interest Income	608,627
ETF Transaction Fees	4,550
Total Income (Loss)	$26,431,372

Expenses
Management Fees	$402,145
Professional Fees	75,868
Brokerage Commissions	17,724
Directors' Fees and insurance	22,648
Total Expenses	$518,385
Net Income (Loss)	$25,912,987

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/25	$609,660,229
Additions (2,950,000 Shares)	99,784,242
Net Income (Loss)	25,912,987

Net Asset Value End of Month	$735,357,458

To the Shareholders of the Series of the United States Commodity Index Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596